EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, $1.00 par value per share, of Southwest Gas Holdings, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 3rd day of June, 2022.

ICAHN PARTNERS LP ICAHN ONSHORE LP ICAHN PARTNERS MASTER FUND LP ICAHN OFFSHORE LP ICAHN CAPITAL LP IPH GP LLC

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

BECKTON CORP.

By:	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Vice President

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Accounting Officer

IEP UTILITY HOLDINGS LLC

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following sets forth the name, position, and principal occupation of each director and executive officer of each of the Reporting Persons. Each such person is a citizen of the United States of America. Except as otherwise indicated, the business address of each director and officer is c/o Icahn Capital LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. To the best of the Reporting Persons’ knowledge, except as set forth in this statement on Schedule 13D, none of the directors or executive officers of the Reporting Persons own any Shares.

ICAHN PARTNERS LP ICAHN ONSHORE LP ICAHN PARTNERS MASTER FUND LP ICAHN OFFSHORE LP ICAHN CAPITAL LP IPH GP LLC
Name	Position
Icahn Offshore LP	General Partner
Carl C. Icahn	Chief Executive Officer
Jesse Lynn	Chief Operating Officer
Julie Price	Vice President Operations
Marat Muratov	Chief Financial Officer; Controller; Authorized Signatory
Gail Golden	Authorized Signatory

ICAHN ENTERPRISES HOLDINGS L.P.
Name	Position
Icahn Enterprises G.P. Inc.	General Partner

ICAHN ENTERPRISES G.P. INC.
Name	Position
Carl C. Icahn	Chairman
Brett Icahn	Director
Alvin B. Krongard	Director
Denise Barton	Director
Nancy Dunlap	Director
David Willetts	Director; Chief Executive Officer
Ted Papapostolou	Director; Chief Financial Officer; Principal Accounting Officer; Secretary
Steve A. Mongillo	Director
Michael Nevin	Director
Kevin McGinness	Director SEC Reporting
Craig Pettit	Vice President of Tax Administration

IEP UTILITY HOLDINGS LLC
Name	Position
Icahn Enterprises Holdings L.P.	Sole Member
David Willetts	President, Chief Executive Officer
Ted Papapostolou	Chief Financial Officer; Principal Accounting Officer; Secretary

BECKTON CORP.
Name	Position
Carl C. Icahn	Chairman of the Board; President
Jordan Bleznick	Vice President/Taxes
Hunter Gary	Secretary
Jesse Lynn	Vice President
Rowella Asuncion-Gumabong	Vice President